                                                                 Exhibit (d)(ii)

                INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

                               AMENDED SCHEDULE A

FUND                                                                     FUND EFFECTIVE DATE
----                                                                     -------------------
Schwab 1000 Fund                                                         April 2, 1991

Schwab Short-Term Bond Market Fund
   (Formerly known as Schwab Short-Term
   Bond Market Index Fund and
   Schwab Short/Intermediate
   Government Bond Fund)                                                 November 4, 1991

Schwab California Long-Term                                              February 20, 1992
  Tax-Free Bond Fund

Schwab Long-Term Tax-Free                                                July 30, 1992
  Bond Fund

Schwab Total Bond Market Fund
   (Formerly known as Schwab Total Bond
   Market Index Fund and Schwab
   Long-Term Government
   Bond Fund)                                                            March 1, 1993

Schwab Short/Intermediate Tax-Free                                       March 1, 1993
  Bond Fund

Schwab California Short/Intermediate                                     March 1, 1993
  Tax-Free Bond Fund

Schwab YieldPlus Fund                                                    July 21, 1999

Schwab GNMA Fund                                                         January 27, 2003

                               SCHWAB INVESTMENTS

                               By:    /s/ Stephen B. Ward
                                      ----------------------------
                               Name:  Stephen B. Ward
                               Title: Senior Vice President and Chief
                                      Investment Officer

                               CHARLES SCHWAB INVESTMENT
                               MANAGEMENT, INC.

                               By:    /s/ Randall W. Merk
                                      ----------------------------
                               Name:  Randall W. Merk
                               Title: President and Chief Executive
                                      Officer

                               AMENDED SCHEDULE D

                              ADVISORY FEE SCHEDULE

FUND                                                                 FUND EFFECTIVE DATE
----                                                                 -------------------
SCHWAB 1000 FUND                                                     APRIL 2, 1991

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT-TERM BOND MARKET FUND                                   NOVEMBER 15, 1999

(Formerly known as Schwab Short-Term Bond Market Index Fund and Schwab Short/Intermediate Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA LONG-TERM TAX-FREE BOND FUND                       NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB LONG-TERM TAX-FREE BOND FUND                                  NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB SHORT/INTERMEDIATE TAX-FREE BOND FUND                         NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB TOTAL BOND MARKET FUND                                        NOVEMBER 15, 1999

(Formerly known as Schwab Total Bond Market Index Fund and
Schwab Long-Term Government Bond Fund)

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB CALIFORNIA SHORT/INTERMEDIATE TAX-FREE BOND FUND              NOVEMBER 15, 1999

The annual fee, payable monthly, is 0.30% of the Fund's average daily net assets not in excess of $500 million and 0.22% of such assets over $500 million.

SCHWAB YIELDPLUS FUND                                                JULY 21, 1999

The annual fee, payable monthly, is 0.35% of the Fund's average daily net assets not in excess of $500 million and 0.30% of such assets over $500 million.

SCHWAB GNMA FUND                                                     JANUARY 27, 2003

The annual fee, payable monthly, is 0.30 of the Fund's average daily net assets.

                                         SCHWAB INVESTMENTS

                                         By:    /s/ Stephen B. Ward
                                                -------------------------------
                                         Name:  Stephen B. Ward
                                         Title: Senior Vice President and Chief
                                                Investment Officer

                                         CHARLES SCHWAB INVESTMENT
                                         MANAGEMENT, INC.

                                         By:    /s/ Randall W. Merk
                                                ----------------------
                                         Name:  Randall W. Merk
                                         Title: President and Chief Executive
                                                Officer